SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Soliciting Material Pursuant to §240.14a-12

BANKUNITED FINANCIAL CORPORATION

(Name of Registrant as Specified in Its Articles of Incorporation)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

FOR FRIDAY, JANUARY 27, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of BankUnited Financial Corporation, a Florida corporation (the “Company”) will be held at the BankUnited Center, University of Miami, 1245 Dauer Drive, Coral Gables, Florida 33146 on Friday, January 27, 2006 at 11:00 a.m. for the following purposes:

(1) To elect four Class I directors to serve until 2009; and

(2) To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

Pursuant to the Company’s Bylaws, the Company’s Board of Directors has fixed the close of business on December 9, 2005 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

LAWRENCE H. BLUM
Secretary

Coral Gables, Florida

December 27, 2005

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

BANKUNITED FINANCIAL CORPORATION

255 Alhambra Circle • Coral Gables, Florida 33134

Telephone: (305) 569-2000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

to be held at 11:00 a.m. on Friday, January 27, 2006

at the

BankUnited Center

University of Miami

1245 Dauer Drive

Coral Gables, Florida 33146

INTRODUCTION

This Proxy Statement is furnished to stockholders of BankUnited Financial Corporation, a Florida corporation (the “Company”) in connection with the solicitation of proxies for the Annual Meeting of Stockholders to be held on January 27, 2006 (the “Annual Meeting”). The Company’s Board of Directors (the “Board” or “Board of Directors”) is soliciting proxies for use at the Annual Meeting and at any postponements or adjournments thereof. This Proxy Statement describes the matters to be considered at the Annual Meeting and, together with the proxy card and accompanying reports, will be mailed to the Company’s stockholders on or about December 27, 2005.

VOTING AND SOLICITATION OF PROXIES

Use of Proxies at the Annual Meeting; Matters to Be Considered at the Annual Meeting

Proxies which are received by the Company prior to the Annual Meeting and not revoked prior to use will be voted at the Annual Meeting as instructed thereon. Proxies must be in the accompanying form and properly executed. Properly executed proxies with no instructions indicated thereon will be voted FOR the election of four Class I directors, as described below under “Election of Directors.”

The Company has not received notice of any stockholder proposals to be presented at the Annual Meeting prior to the deadlines for submission of such proposals as indicated in the Company’s Proxy Statement delivered for last year’s annual meeting or in accordance with any applicable state or federal laws. The Board of Directors knows of no matters that are to be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. If other matters are properly presented, it is the intention of the persons designated as proxies on the enclosed proxy card to vote as proxies on such matters in accordance with their judgment.

Revocation of Proxies

A proxy may be revoked at any time prior to the use of such proxy in voting. Any stockholder may revoke a proxy previously delivered by delivering written notice of revocation to the Secretary of the Company, by submitting a later-dated proxy card, or by voting in person at the Annual Meeting.

Record Date; Stockholders Entitled to Vote at Annual Meeting

Holders of record of the Company’s Class A Common Stock, Class B Common Stock and Noncumulative Convertible Preferred Stock, Series B (the “Series B Preferred Stock”), at the close of business on December 9, 2005 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof.

Each share of Class A Common Stock is entitled to one-tenth of one vote, each share of Class B Common Stock is entitled to one vote and each share of Series B Preferred Stock is entitled to two and one-half votes. As of the Record Date, 29,987,334 shares of Class A Common Stock, 431,562 shares of Class B Common Stock, and 957,939 shares of Series B Preferred Stock were outstanding.

Quorum; Adjournment

The presence of a quorum at the Annual Meeting will be necessary for action on the election of directors. The presence, in person or by proxy, of shares representing at least a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes are included in the calculation of the number of votes represented at the Annual Meeting for purposes of determining whether a quorum has been achieved. An automated system administered by the Company’s transfer agent will tabulate the votes for the Annual Meeting. In the event there are not sufficient represented shares for a quorum, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

Solicitation

The solicitation of proxies is being made by the Company, and the Company will bear the cost of the solicitation of proxies. Directors, officers and regular employees of the Company may solicit proxies personally or by U.S. Mail, telephone, facsimile or e-mail. Such persons will receive no additional compensation for performing such activities. The Company will reimburse persons holding Company stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding solicitation materials to their principals.

A copy of the Company’s Summary Annual Report to stockholders and a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 (the “Form 10-K”) are being mailed to stockholders with this Proxy Statement. The Form 10-K was filed with the Securities and Exchange Commission (the “SEC”) on December 14, 2005 and amended on December 16, 2005, and includes the Company’s consolidated financial statements for its 2005 fiscal year.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors currently consists of 11 members divided, in numbers as equal as possible, among Class I, Class II and Class III. Pursuant to the Company’s Bylaws, the term of each class of directors is three years, with the term of one class expiring at each annual meeting of stockholders. The Board of Directors may elect a new director to the Board during any fiscal year, but that director may serve only until the next annual meeting of stockholders, at which time he or she must be elected by the stockholders in order to continue to serve on the Board.

At the Annual Meeting, the term of the four directors currently serving in Class I will expire. The Corporate Governance and Nominating Committee (the “Nominating Committee”) of the Board of Directors has nominated all four of these directors, Tod Aronovitz, Marc D. Jacobson, Hardy C. Katz and Ramiro A. Ortiz, for re-election in Class I to a new term ending 2009, and the Board has ratified the nomination of each of these directors for re-election. Each of these nominees was elected by stockholders at previous annual meetings. Information about each nominee for director and each continuing director is provided on the following pages.

Under applicable Florida law, the provisions of the Company’s Articles of Incorporation, as amended, and the Company’s Bylaws, as amended, the directors nominated for election to the Board, as described under Proposal One, “Election of Directors,” must each be elected by the affirmative vote of a plurality of the votes cast by the shares present in person or by proxy at the Annual Meeting and entitled to vote. Votes withheld for one or more nominees for director and broker non-votes will not be considered affirmative votes for this purpose.

Each properly executed proxy will be voted for the election of each of the nominees, unless the proxy card is marked to indicate that authorization is expressly withheld as to one or more nominees. Each of the nominees has consented to being named as a nominee in this Proxy Statement and to serve if elected. If any nominee, however, becomes unavailable for any reason, or if a vacancy occurs before the election (which event is not now anticipated), the shares as to which a proxy is granted will be voted, at the discretion of the proxies, for substitute nominees named by the Board.

The following tables describe the periods during which each nominee and continuing director has served as a director of the Company or BankUnited, FSB (“BankUnited”), a wholly owned subsidiary of the Company. The table also describes the positions and offices, if any, of the director or the nominee with the Company and BankUnited, and his or her principal occupation or employment for the past five years or more.

Name, Age, Principal Occupation, Directorships and Business Experience	Director Since	If elected, Term as a Director Expires
The persons nominated as Class I Directors:

Tod Aronovitz: Age 55	2004	2009

Director of the Company and BankUnited (August 2004 to present); Senior Partner, Aronovitz Trial Lawyers (1988 to present); President, The Florida Bar (2002 to 2003); Member, Florida Bar’s Board of Governors (1996 to 2001); Member, Board of Trustees of Florida Supreme Court Historical Society (2002 to present); Member, House of Delegates American Bar Association (2002 to 2004); Member, Board of Directors, Florida Bar Foundation (2001 to 2004).

Marc D. Jacobson: Age 63	1984	2009

Director (1993 to present) and Secretary (1993 to 1997) of the Company; Director (1984 to present) and Secretary (1985 to 1996) of BankUnited; Senior Vice President of Head-Beckham AmerInsurance Agency, Inc., and its predecessor, Head-Beckham Insurance Agency, Inc. (1990 to present).

Hardy C. Katz: Age 64	2002	2009

Director of the Company and BankUnited (March 2002 to present); Vice President for Communications and Show Management, Inc., a trade show and management company, and Industry Publishers, Inc., a publishing company (1972 to present); Managing Partner, BiZBashFla, LLC, a publishing company (2003 to present).

Ramiro A. Ortiz: Age 55	2002	2009

Director, President and Chief Operating Officer of the Company and BankUnited (August 2002 to present); Chairman and Chief Executive Officer (July 2002 to August 2002), President (1996 to August 2002), and Executive Vice President of Community Banking (1987 to 1996) of SunTrust Bank, Miami; Chairman of the Greater Miami Chamber of Commerce (2001 to 2002); Campaign Co-Chair of the United Way of Miami-Dade County (1999).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

Information About the Continuing Members of the Board of Directors

Name, Age, Principal Occupation, Directorships and Business Experience	Director Since	Term as a Director Expires
Current Class II directors are:

Lawrence H. Blum: Age 62	1984	2007

Director and Vice Chairman of the Board of the Company (1993 to present) and BankUnited (1984 to present); Secretary of the Company and BankUnited (September 2002 to present); Managing Director (1992 to present) and Partner (1972 to present) of Rachlin Cohen & Holtz, certified public accountants and consultants.

Sharon A. Brown: Age 61	2003	2007

Director of the Company and BankUnited (January 2003 to present); University of Miami School of Business Administration, Director of Alumni and External Affairs (2002 to 2003), and Assistant Dean for Administration and Development (1992 to 2001); Partner, Coopers and Lybrand, certified public accountants (1979 to 1992).

Lauren Camner (1): Age 31	2004	2007

Director of the Company (August 2004 to present) and BankUnited (May 2004 to present); Senior Vice President, Investor Relations and Alternative Delivery Channels (November 2004 to present); Corporate Communications Officer (March 2002 to present); Vice President, Investors Relations (January 2004 to November 2004); Vice President, Website Manager (January 2000 to November 2004); and Marketing Specialist (January 1999 to January 2000).

Dr. Albert E. Smith: Age 73	2003	2007

Director of the Company and BankUnited (October 2003 to present); President, Florida Memorial University (1993 to present); President, South Carolina State College (1986 to 1993); Director of the Greater Miami Chamber of Commerce (1997 to present); Member of the Orange Bowl Committee (1997 to present); Vice Chair, Miami-Dade County Social and Economic Development Council (2001 to present); The College Fund/UNCF, Executive Committee (2002 to present), Agenda Committee (1998 to present), and Institutional Directors Committee (1997 to 2002).

(1)	Lauren Camner is the daughter of the Company’s Chairman and Chief Executive Officer, Alfred R. Camner.

Name, Age, Principal Occupation, Directorships and Business Experience	Director Since	Term as a Director Expires
Current Class III directors are:

Allen M. Bernkrant: Age 75	1985	2008
Director of the Company (1993 to present) and BankUnited (1985 to present); Private investor in Miami, Florida (1990 to present).

Alfred R. Camner (1): Age 61	1984	2008

Chairman of the Board and Chief Executive Officer (1993 to present), President (1993 to 1998, 2001 to 2002) and Chief Operating Officer (2001 to 2002) of the Company; Director, Chairman of the Board and Chief Executive Officer (1984 to present), President (1984 to 1993, 1994 to 1998, 2001 to 2002), and Chief Operating Officer (2001 to 2002) of BankUnited; Senior Managing Director (1996 to present) of Camner, Lipsitz and Poller, Professional Association, attorneys-at-law; General Counsel to CSF Holdings, Inc. and its subsidiary, Citizens Federal Bank (1973 to 1996); Director, Executive Committee member, Loan America Financial Corporation (1985 to 1994).

Neil H. Messinger, M.D.: Age 67	1996	2008

Director of the Company and BankUnited (1996 to present); Chairman Emeritus and Director of Outpatient Services of Radiology Associates of South Florida, P.A (2005 to present), Radiologist and Director, Radiology Associates of South Florida, P.A. (1986 to present), Chairman of Radiology Associates of South Florida, P.A. (1986 to 2005); Chairman of Outpatient Imaging Services of Baptist Hospital (1986 to present).

(1)	Alfred R. Camner is the father of Lauren Camner, a director of the Company and BankUnited.

Information Regarding the Board and its Committees

The Board of Directors held nine regular meetings during the 2005 fiscal year. Each director attended 75% or more of the total number of meetings of the Board and committees on which he or she served. Directors are encouraged to attend the annual meeting of stockholders and all eleven directors attended last year’s annual meeting of stockholders. The Board of Directors has established four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

The Executive Committee is authorized to exercise the powers of the Board of Directors between regular meetings of the Board, to the extent permitted under applicable laws and rules, including the power to formulate plans, policies and programs for the management, operation and development of the Company and BankUnited. Alfred R. Camner, Lawrence H. Blum and Neil H. Messinger serve on the Executive Committee of the Company’s Board. During fiscal 2005, the Company’s Executive Committee did not hold any formal meetings.

The Audit Committee’s responsibility is to monitor and oversee management’s functions with regard to the Company’s internal controls and the financial reporting process and the independent registered certified public accounting firm in its performance of an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and the issuance of a report thereon. Allen M. Bernkrant (Chair), Hardy C. Katz and Sharon A. Brown make up the Board’s Audit Committee. The current members of the Audit Committee are not officers or employees of the Company or its subsidiaries, and do not have a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has also determined that each member of the Audit Committee is “independent” as defined by Nasdaq listing standards and that Audit Committee member Sharon A. Brown qualifies as an “audit committee financial expert,” as defined under the rules of the SEC. The Audit Committee held 15 formal meetings in fiscal 2005 and conferred on a regular basis to review interim audit reports. The specific responsibilities and functions of the Audit Committee are delineated in the Audit Committee Charter, which was amended and restated in November 2005, pursuant to the Committee’s annual review to ensure the Charter reflects changes in regulatory requirements, authoritative guidance and evolving practices, and is included as Exhibit A to this Proxy Statement.

The Compensation Committee determines and approves the compensation of the Company’s executive officers. The members of the Compensation Committee are Hardy C. Katz (Chair), Neil H. Messinger and Allen M. Bernkrant, each of whom was the determined to be “independent” as defined under the Nasdaq listing standards by the Board of Directors. The Compensation Committee held 13 formal meetings in fiscal 2005. The specific responsibilities and functions of the Compensation Committee are delineated in the Compensation Committee Charter which was adopted in October 2003 and included as an exhibit to the Company’s 2004 Annual Proxy Statement. The Compensation Committee Charter is reviewed annually and updated as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The Corporate Governance and Nominating Committee was established by the Board in September 2003. The primary responsibilities of this Committee are to establish criteria for membership on the Board of Directors and evaluate corporate policies relating to the recruitment of Board members; review and make recommendations to the Board regarding the Board’s composition and structure; identify and nominate qualified individuals to become Board members; and develop, implement and monitor policies and procedures regarding principles of corporate governance. The members of the Corporate Governance and Nominating Committee are Neil H. Messinger (Chair) and Allen M. Bernkrant, each of whom was determined to be “independent” as defined by the Nasdaq listing standards by the Board of Directors. The specific roles and responsibilities of the Corporate Governance and Nominating Committee are delineated in its charter which was attached as an exhibit to the 2004 Proxy Statement. The Corporate Governance and Nominating Committee recommended the nominees for election as directors and the Board of Directors approved and ratified those recommendations. The Corporate Governance and Nominating Committee held three formal meetings in fiscal 2005.

The charter for each Board committee may be viewed on the Company’s internet website (www.bankunited.com).

The Board of Directors has determined that a majority of its members is independent under applicable laws and regulations including the Nasdaq listing standards and that each such person is free of any relationship that would interfere with his or her exercise of independent judgment. The Board has identified the following directors as independent: Allen M. Bernkrant, Neil H. Messinger, Hardy C. Katz, Sharon A. Brown, Albert E. Smith and Tod Aronovitz. Each member of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee is independent as defined under the Nasdaq Independence Rule.

The Board of Directors has established stock ownership guidelines for its members to ensure that directors’ interests are closely aligned with those of the Company’s stockholders. The guidelines require directors who have served on the Board of Directors for at least two years to own shares of the Company’s Class A Common Stock, Class B Common Stock or Series B Preferred Stock with a fair market value of at least $50,000. Each director to whom this requirement applies must achieve compliance no later than the fourth anniversary of the annual stockholders’ meeting at which the director is elected for the first time, except that directors serving at the time these guidelines were adopted shall not be subject to the guidelines until the next annual meeting of stockholders at which such director is re-elected and compliance with the requirement shall be required by the second anniversary of the directors re-election. Shares of stock acquired upon the exercise of stock options granted to a director as well as shares of restricted stock held by a director, are counted towards satisfaction of the stock ownership guidelines. These stock ownership guidelines, however, are not applied to directors who are retired from their primary employment and who served in such employment as members of eleemosynary, educational or other similar community, governmental or public service institutions. The Board will evaluate the stock ownership guidelines on an ongoing basis.

Compensation of Directors

Each director, other than Mr. Ortiz, who served on the Company’s Board and BankUnited’s Board during fiscal 2005 received a $22,000 annual retainer. Except for Messrs. Camner and Ortiz, each director also received an option to purchase 500 shares of Class A Common Stock for each Board meeting. If any director of the Company or BankUnited had more than two unexcused absences from Board meetings during fiscal 2005, that director thereafter received stock option grants for only those meetings which he or she attended. During fiscal 2005, no director had more than two unexcused absences from Board meetings.

During fiscal 2005, directors, except for Messrs. Camner and Ortiz, who were members of a Board committee or of BankUnited’s Community Reinvestment Act Committee, Risk Management Committee or Bank Secrecy Act Committee (“BSA Committee”), received an additional annual retainer and an option to purchase 150 shares of Class A Common Stock for each meeting attended. In fiscal 2005, each member of the Audit Committee received an $18,000 annual retainer and the Chair of the Audit Committee received an additional $4,000 annual retainer. In fiscal 2005, each member of the Compensation Committee received an $8,400 annual retainer and the Chair of the Compensation Committee received an additional $4,000 annual retainer. Each member of the Executive Committee received a $7,000 annual retainer and each member of the Corporate Governance and Nominating Committee received a $5,000 annual retainer. Each member of BankUnited’s Community Reinvestment Act Committee and BSA Committee each received a $3,000 annual retainer and each member of BankUnited’s Insurance Advisory Committee received a $2,000 annual retainer.

In October 2005, the Board approved changes in the form and amount of compensation to be paid to members of the Board and its Committees. For fiscal 2006 each director who serves on the Company’s Board and BankUnited’s Board will receive a $25,000 annual retainer. Except for Messrs. Camner and Ortiz, each director will also receive an annual dollar value of $23,000 in restricted stock. Also, for 2006 the Board implemented provisions allowing directors a single unexcused absence and a requirement to attend 75% of their committee meetings.

During fiscal 2006 each director who is a member of a Board Committee, with the exception of Mr. Camner and Mr. Ortiz, will receive an annual cash retainer and an annual dollar value of restricted stock. Each member of the Audit Committee will receive $20,000 cash and $5,000 in restricted stock and the Chair of the Audit Committee will receive an additional $4,000 cash retainer. Each member of the Compensation Committee will receive $15,000 cash and $5,000 in restricted stock and the Chair of the Compensation Committee will receive an additional $4,000 cash retainer. Each member of the Corporate Governance/Nominating Committee will receive $8,000 cash and $2,000 in restricted stock and each member of the Executive Committee will receive $10,000 cash and $700 in restricted stock. Also, during fiscal 2006 each director who is a member of BankUnited’s Committees, with the exception of Mr. Camner and Mr. Ortiz, will receive an annual cash retainer and an annual dollar value of restricted stock. Each member of the following committees will receive for compensation: CRA Committee $6,000 cash and $2,000 in restricted stock; the BSA Committee $5,000 cash and $2,000 in restricted stock; the Insurance Advisory Committee $3,000 cash and $1,000 in restricted stock; and the Policy Committee $5,000 cash and $1,000 in restricted stock.

Communications with the Board of Directors

Communications should be made in accordance with the Company’s Procedures for Stockholder Communications which are posted on the Company’s internet website (www.bankunited.com). Communications to the directors must be in writing and sent care of the Company’s Corporate Secretary to the Company’s principal headquarters, 255 Alhambra Circle, Coral Gables, Florida 33134. The Corporate Governance and Nominating Committee has designated the Company’s Corporate Secretary or any Assistant Secretary to assume the responsibility for receipt and processing of communications to directors and determine whether a) the communication satisfies the procedural requirements for submission and b) if the substance of the communication is appropriate. The following communications will not be delivered to the directors, (i) communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to security holders or other general constituencies; (ii) communications that advocate the Company’s engaging in illegal activities; (iii) communications which under community standards or other generally accepted norms of social behavior, contain offensive, scurrilous or abusive content; and (iv) communications that have no rational relevance to the business or operations of the Company.

Submission of Stockholder Recommendations for Nominations

The Corporate Governance and Nominating Committee identifies and evaluates possible candidates for the Board of Directors by recommendations from other Committee and Board members, senior management and stockholders. It is the policy of the Company and the Corporate Governance and Nominating Committee to consider recommendations for the nomination of directors by eligible Company stockholders in accordance with the conditions described below. If an eligible stockholder would like to recommend a person for the Corporate Governance and Nominating Committee to consider as a nominee for election to the Board of Directors, he or she may submit the recommendation to the Company’s Corporate Secretary in compliance with the procedures for stockholder nominations described in the Company’s Procedures for Stockholders Submitting Nominating Recommendations, which are posted on the Company’s internet website (www.bankunited.com). Stockholders should be aware that it is the general policy of the Company to re-nominate qualified incumbent directors, and that, absent special circumstances, the Corporate Governance and Nominating Committee will not consider other candidates when a qualified incumbent consents to stand for re-election. In order for the recommendation of a stockholder, or group of stockholders to be considered by the committee, the recommending stockholder or group of stockholders must have held at least 10,000 shares of the Company’s Class A Common Stock or a number of shares of Class B Common Stock or Series B Preferred Stock convertible into 10,000 shares of Class A Common Stock for at least one year as of the date the recommendation was made.

An eligible stockholder wishing to recommend a prospective nominee for consideration by the Corporate Governance and Nominating Committee should send a notice to BankUnited Financial Corporation, Attention:

Corporate Governance and Nominating Committee c/o Corporate Secretary, 255 Alhambra Circle, Coral Gables, Florida 33134. To be considered timely, the notice of recommendation must be made in writing and received by the Corporate Secretary by August 29, 2006. The notice must be made in compliance with the Company’s Procedures for Stockholders Submitting Nominating Recommendations and contain, among other things: (i) the name and address, as they appear in the Company’s books, of the stockholder giving the notice, (ii) the class and number of shares of the Company that are beneficially owned by the stockholder and whether the stockholder has a good faith intention to continue to hold the shares, (iii) a statement indicating the nominee is willing to be nominated and to serve as a director if elected, and (iv) any other information regarding the candidate that the SEC would require to be included in a proxy statement.

The Corporate Governance and Nominating Committee seeks individuals who, among other things, have, in the Committee’s opinion, a reputation for personal and professional integrity, a demonstrated ability, business understanding and judgment that would be beneficial to the Board of Directors, and who would be, in the committee’s opinion, effective, in conjunction with the other directors and nominees to the Board of Directors, in exercising sound judgment and discharging the fiduciary duties owed as a director to the Company and its stockholders, and in fairly and equally serving the long term interests of all of the stockholders. Candidates must have demonstrated achievement in one or more of the following fields: banking, business, professional, government, community, science, education or other endeavors deemed praiseworthy by the Committee. The Committee will also consider whether the proposed candidate will have the time to serve, and the requirements of applicable laws and regulations.

EXECUTIVE COMPENSATION

Annual Compensation

The following table describes the compensation earned by the Chief Executive Officer, and the other four most highly compensated executive officers of the Company and BankUnited, each of whose total annual salary and bonus exceeded $100,000 during fiscal 2005 (the “named executive officers”).

Summary Compensation Table

		Annual Compensation									Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary			Bonus (A)			Other Annual Compensation			Restricted Stock Awards (A)			Securities Underlying Options (#) (B)	All Other Compensation
Alfred R. Camner Chairman of the Board and Chief Executive of the Company and BankUnited	2005 2004 2003	$ $ $	375,000 375,000 375,000		$ $ $	1,400,000 1,970,000 1,668,000	(C) (C) (C)	$ $ $	113,107 96,204 56,164	(D) (D) (D)	$ $ $	2,486,749 2,224,604 4,215,174	(E) (E) (E)	135,000 85,000 150,000	$ $ $	126,320 102,741 102,880	(F)
Ramiro A. Ortiz President and Chief Operating Officer of the Company and BankUnited	2005 2004 2003	$ $ $	500,000 450,000 400,000		$ $ $	200,000 335,000 160,000	(G)	$	— — 51,948	(H)	$ $ $	237,506 698,494 433,585	(I) (I) (I)	60,000 55,000 105,000	$ $ $	174,985 20,271 15,544	(F)
Humberto L. Lopez Senior Executive Vice President and Chief Financial Officer of the Company and BankUnited	2005 2004 2003	$ $ $	244,992 225,432 205,000		$ $ $	95,000 140,624 125,000			— — —		$ $ $	138,600 353,450 165,535	(J) (J) (J)	24,000 5,000 75,000	$ $ $	9,603 12,688 8,625	(F)
Abel Iglesias Executive Vice President, Corporate and Commercial Banking, of BankUnited	2005 2004 2003	$ $ $	315,000 291,250 114,548	(K)	$ $ $	111,000 135,140 100,000	(K)		— — —		$ $ $	161,700 97,650 110,160	(L) (L) (L)	18,000 — 20,000	$ $	5,430 3,120 —	(F)
Robert Green Executive Vice President, Residential Real Estate, of BankUnited	2005 2004 2003	$ $ $	410,691 300,026 253,852	(M) (M) (M)	$ $ $	90,000 100,236 15,000			— —		$ $ $	161,700 153,450 8,363	(N) (N) (N)	20,000 2,500 5,000	$ $ $	9,688 10,824 8,424	(F)

#	Number of shares granted.
(A)	Annual bonuses are generally paid in the first quarter of each fiscal year, for services rendered during the previous fiscal year. Bonuses paid in the form of restricted stock are included at their fair market value on the dates of grant and reported in the “Restricted Stock Awards” column. Early vesting conditions of the restricted stock generally provide that the shares will vest fully in the event of the executive’s death, disability, retirement or early retirement (with the approval of the Compensation Committee), or in the case of Messrs. Camner, Ortiz, Lopez and Green, in the event of a change in control of the Company.
(B)	All information provided relates to option grants. The securities underlying options are shares of Class A Common Stock, Class B Common Stock or Series B Preferred Stock. Each share of Class B Common Stock is convertible into one share of Class A Common Stock, and each share of Series B Preferred Stock is convertible into 1.4959 shares of Class B Common Stock.
(C)	Pursuant to the restructuring of his compensation in April 2002, Mr. Camner agreed to forego $300,000 of his salary in each of fiscal 2003, 2004 and 2005, and to accept instead the opportunity to earn performance-based cash compensation. The entries for “Bonus” for fiscal 2003, 2004 and 2005 include the amounts earned as quarterly performance-based cash compensation. The entries for all three fiscal years also include amounts earned as annual bonuses based on the achievement of annual performance goals set at the beginning of the fiscal year, except the portion of bonuses paid in restricted stock, which are shown in the Restricted Stock Awards column. For fiscal years 2005 and 2003, approximately $400,000 and $173,000, respectively, of the annual bonus earned for that year was paid in shares of restricted Series B Preferred Stock.
(D)	Consists of dividends paid on restricted shares of Series B Preferred Stock.
(E)

For fiscal 2005, this amount includes awards of 11,574 restricted shares of Series B Preferred Stock that vest based on continued service over a six-year period beginning on the anniversary of the date of the grant subject to early vesting conditions. These shares were awarded for one-half of the executive’s fiscal 2005 annual bonus. Also includes 50,000 shares of long-term performance-based restricted Series B Preferred Stock which were subject to performance goals and/ or restrictions extending over a total of nine years from the date of grant and subject to early vesting conditions, may be forfeited in whole or in part if such goals and restrictions are not satisfied. The shares were subject to the achievement of performance goals over performance periods commencing in October 2004 and ending on March 31, 2005 and September 30, 2005. The performance goals were met on all 50,000 shares, and the shares are now subject to vesting over a period of an additional eight years. Vesting is based on continued service, subject to the early vesting conditions described above. Dividends from the end of the applicable performance period were not paid or accrued on such shares until the performance goals were achieved, but dividends will be paid during the eight-year vesting period. This amount does not include two awards for a total of 74,000 shares of long-term performance based restricted Series B Preferred Stock granted in fiscal 2006, which subject to early vesting conditions earned by the achievement of performance goals in future periods, and once earned, to vesting over a period of eight-years thereafter. Dividends will not be paid or accrued on such shares unless and until the performance goals are met. For fiscal 2004, this amount includes awards of 10,000 shares of Series B Preferred Stock that vest based on continued service over an eight-year period beginning on the second anniversary date of the grant, subject to early vesting conditions. Also included in this amount is an award of 50,000 shares of long-term performance-based restricted Series B Preferred Stock, subject to early vesting conditions, that have performance goals which must be met over a performance period commencing on October 1, 2003 and ending on September 30, 2006. If such goals are met, the shares are subject to vesting over a period of an additional eight years commencing on September 30, 2006. Based on the Company’s results as of September 30, 2005, and subject to the required evaluation and certification by the Compensation Committee of the Board of Directors after the end of the performance period, the performance goals for the full number of shares have been met, and the shares will be subject to vesting commencing on September 30, 2007. Includes, for fiscal 2003, 150,000 shares of long-term performance-based restricted Series B Preferred Stock which were granted subject to performance goals and/or restrictions extending over a total of 14 years from the date of grant, and may be forfeited in whole or in part if such goals and restrictions are not satisfied. The shares were subject to the achievement of performance goals over periods commencing on October 1, 2002 and ending on or before September 30, 2004. The performance goals were met on all 150,000 shares, and the shares are now subject to vesting over a period of 12 years from the end of each applicable performance period. Vesting is based on continued service, subject to the early vesting conditions described above. Dividends were not paid or accrued on such shares until the performance goals were achieved, but dividends are paid during the 12-year vesting period. Also includes for fiscal 2003, awards of 19,398 shares of restricted Series B Preferred Stock which will vest based on continued service over a period of nine years from the dates of grant, beginning on the second anniversary of the date of grant, subject to the early vesting conditions described above. At September 30, 2005, Mr. Camner had 302,597 shares of restricted stock with a fair market value of $10,351,843.

(F)	This entry consist of contributions to the 401(k) Profit Sharing Plan for each of the executive officers, in the amounts of $8,548 for Mr. Camner, $9,952 for Mr. Ortiz and the amounts shown in the table for Messrs. Lopez, Iglesias and Green. Also includes for Mr. Camner, directors’ fees of $22,000 in cash and insurance premiums of $95,772. For Mr. Ortiz, this includes insurance premiums of $165,033 (inclusive of a $155,129 premium paid for annuity purchased by the Company when he attained age 55).
(G)	This entry consists of a $200,000 cash payment. Approximately $50,000 of Mr. Ortiz’s fiscal 2005 bonus was paid in shares of restricted Class A Common stock and is disclosed in the Restricted Stock Award column.
(H)	Includes $44,748 in country club initiation fees and $7,200 for an automobile allowance.
(I)	Includes an award of 7,631 restricted stock units for fiscal 2005. Each unit is convertible into one restricted share of the Company’s Class A Common Stock and vest pro-rata over five years. Also, includes awards of 25,481 and 19,925 shares of restricted Class A Common Stock for fiscal 2004 and 2003, respectively. These awards vest pro-rata over periods ranging from five to seven years from the date of grant, subject to the early vesting conditions described above in footnote A. Also, includes 2,165 shares of restricted Class A Common Stock granted in fiscal 2006 representing a bonus for fiscal 2005. At September 30, 2005, not including restricted stock units, Mr. Ortiz held 50,756 shares of restricted Class A Common Stock with a fair market value of $1,160,790. Dividends may be paid on the restricted stock.
(J)	Includes awards of 6,000, 13,000 and 7,500 shares of restricted Class A Common Stock for fiscal 2005, 2004 and 2003, respectively, which vest pro-rata over periods ranging from five to seven years from the date of grant, and subject to the early vesting conditions described above in footnote A. At September 30, 2005, Mr. Lopez held 29,487 shares of restricted Class A Common Stock with a fair market value of $674,368. Dividends may be paid on the restricted stock.
(K)	Partial Payment Period. Mr. Iglesias joined the Company and BankUnited in May 2003.
(L)	Includes awards of 7,000, 3,500 and 6,500 shares of restricted Class A Common Stock in each of fiscal 2005, 2004 and 2003, respectively. These awards vest pro-rata over five or six years from the date of grant, and, except as regards a change in control of the Company, subject to the early vesting conditions described above in footnote A. Early vesting will occur in the event of a change in control if the executive is involuntarily terminated within 24 months of the change in control. At September 30, 2005, Mr. Iglesias had 15,000 shares of restricted Class A Common Stock with a fair market value of $343,050. Dividends may be paid on the restricted stock.
(M)	Mr. Green became an executive officer in March 2004. In fiscal 2005, Mr. Green received a base salary of $174,996 and incentive fees totaling $235,695. In fiscal 2004, Mr. Green received a base salary of $117,933 and incentive fees totaling $182,093. In fiscal 2003, Mr. Green received a base salary of $71,250 and incentive fees totaling $182,602.
(N)	Includes awards of 7,000, 5,500 and 375 shares of restricted Class A Common Stock for fiscal 2005, 2004 and 2003, respectively. These awards vest pro-rata over five or six years from the date of grant, and, except as regards a change in control of the Company, subject to the early vesting conditions described above in footnote A. At September 30, 2005, Mr. Green held 13,092 shares of restricted Class A Common Stock, with a fair market value of $299,414. Dividends may be paid on the restricted stock.

Compensation Pursuant to Plans

2005 Stock Option Grants. The following table provides details about stock options granted to the named executive officers during fiscal 2005. In addition, in accordance with the rules of the SEC, the table describes the hypothetical gains that would exist for the respective options based on assumed rates of annual compound stock appreciation of 5% and 10% from the date of grant to the end of the option term. These hypothetical gains are based on assumed rates of appreciation. The Company’s management cautions stockholders and option holders that such increases in values are based upon speculative assumptions and should not be used to formulate expectations of the future value of their holdings. The actual gains, if any, on stock option exercises are dependent on the future performance of the Class A Common Stock, overall stock market conditions, and the named executive officer’s continued employment with the Company and BankUnited. As a result, the amounts reflected in this table may not necessarily be achieved.

OPTION GRANTS IN LAST FISCAL YEAR (A)

	Individual Grants										Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	No. of Securities Underlying Options Granted					Percent of Total Options Granted to Employees in Fiscal Year		Exercise or Base Price Per Share		Expiration Date	5%		10%
	Class A Common #		Class B Common #	Series B Preferred #
Alfred R. Camner				50,000 42,500 17,000 12,750 12,750	(B)	7.69 6.54 2.62 1.96 1,96	% % % % %	$ $ $ $ $	41.740 36.613 38.356 40.100 41.843	10/25/2014 9/13/2015 9/13/2015 9/13/2015 9/13/2015	$ $ $ $ $	1,312,503 978,593 410,072 321,538 335,514	$ $ $ $ $	3,326,141 2,479,947 1,039,203 814,841 850,259

Ramiro A. Ortiz	30,000 12,000 9,000 9,000					4.62 1.85 1.39 1.39	% % % %	$ $ $ $	24.476 25.641 26.807 27.972	9/13/2015 9/13/2015 9/13/2015 9/13/2015	$ $ $ $	461,785 193,506 151,729 158,323	$ $ $ $	1,170,253 490,382 134,511 401,221

Humberto L. Lopez	12,000 8,400 1,800 1,800	(B)				1.85 1.29 0.28 0.28	% % % %	$ $ $ $	27.900 24.476 25.641 26.807	10/25/2014 9/13/2015 9/13/2015 9/13/2015	$ $ $ $	210,554 129,300 29,026 30,346	$ $ $ $	533,585 327,671 73,557 76,902

Abel Iglesias	6,000 8,400 1,800 1,800	(B)				0.92 1.29 0.28 0.28	% % % %	$ $ $ $	27.900 24.476 25.641 26.807	10/25/2014 9/13/2015 9/13/2015 9/13/2015	$ $ $ $	105,277 129,300 29,026 30,346	$ $ $ $	266,792 327,671 73,557 76,902

Robert Green	8,000 8,400 1,800 1,800	(B)				1.23 1.29 0.28 0.28	% % % %	$ $ $ $	27.900 24.476 25.641 26.807	10/25/2014 9/13/2015 9/13/2015 9/13/2015	$ $ $ $	140,369 129,300 29,026 30,246	$ $ $ $	355,723 327,671 73,557 76,902

#	Number of shares underlying options granted.
(A)	The Company did not grant any SARs during fiscal 2005. The options have terms of 10 years from the original date of grant but may terminate sooner upon termination of the holder’s employment or service with the Company or BankUnited. Except where otherwise indicated, all of the options are non-qualified stock options and are immediately exercisable. The exercise prices of the stock options exceeded the fair market value of the underlying stock on the date of grant. Except in the case of death or disability of a grantee or a change in control of the Company, no shares purchased pursuant to the options may be sold, transferred, assigned, pledged, encumbered or disposed of (except for transfers to the Company) for a period of four years for each of the named officers other than Mr. Camner and Mr. Ortiz who are subject to a five-year restriction.

(B)	These options were originally granted to vest and become exercisable in equal installments over a period of five years to eight years from the date of grant, subject to early vesting conditions for death, disability or in some circumstances a change in control of the optionee. During fiscal 2005, the vesting of these options was accelerated, and executive officers other than Mr. Camner and Mr. Ortiz agreed to a restriction on the shares subject to option. The restriction prohibits, except in the case of the grantee’s death disability or a change in control of the Company, the sale, transfer, assignment, pledge or other encumbrance or disposition of any and all shares purchased through exercise of the option, for a period of three years from September 14, 2005.

2005 Stock Option Exercises. The named executive officers exercised stock options during the 2005 fiscal year as follows:

Option Exercises and Fiscal Year-End Option Value (A)

				Number of Securities Underlying Unexercised Options at September 30, 2005 (#)		Value of Unexercised In-the-Money Options At September 30, 2005 ($)
Name	Shares Acquired On Exercise(#)	Value Realized*		Exercisable	Unexercisable	Exercisable	Unexercisable
Alfred R. Camner	131,740	$2,842,798	(B)	1,162,628	229,987	$14,452,513	$1,637,597

Ramiro A. Ortiz	1,000	$8,100		133,499	85,501	$(384,477)	$193,232

Humberto L. Lopez	—	—		108,833	81,667	$(843,456)	$358,518

Abel Iglesias	—	—		23,600	14,400	$(35,400)	$45,792

Robert Green	—	—		24,666	7,834	$40,946	$30,866

#	Number of shares. Except for Alfred Camner all exercisable and unexercisable options listed are for Class A Common Stock. At fiscal year end, Alfred Camner held exercisable options for 220,591 shares of Class A Common Stock, 299,000 shares of Class B Common Stock and 643,037 shares of Series B Preferred Stock, and unexercisable options for 42,279 shares of Class A Common Stock and 187,708 shares of Series B Preferred Stock on an unconverted basis. See “Annual Compensation—Summary Compensation Table,” Note (B), for information on the convertibility of the Class B Common Stock and the Series B Preferred Stock.
$	Dollar amounts. The fair market value of the Class B Common Stock is based on the September 30, 2005 closing market price of $22.87 of the Class A Common Stock, which is publicly traded on the Nasdaq National Market. The fair market value of the Series B Preferred Stock is equal to 1.4959 times the market price of the Class B Common Stock.
*	Value Realized. Value realized is the difference between the market price of the stock on the exercise date and the option exercise price multiplied by the number of shares acquired on exercise.
(A)	All information relates to stock options.
(B)	Mr. Camner exercised options to purchase 1,006 shares of Class A Common Stock and 35,734 shares of Series B Preferred Stock. In addition, Mr. Camner exercised 95,000 shares of Class B Common Stock using the option gain deferral method of exercise, pursuant to which the number of shares having a value equal to the value realized pursuant to the option exercise are deferred to a rabbi trust. Pursuant to a deferral agreement between Mr. Camner and the Company, Mr. Camner deferred receipt of the 73,720 shares of Class B Common Stock, valued at $1,919,977, to a rabbi trust f/b/o Alfred R. Camner.

Executive Employment Agreements

The Company and BankUnited have employment agreements with Alfred Camner, Ramiro Ortiz, Humberto Lopez and as of November 2005, Robert Green. The Compensation Committee approved all of these agreements. Abel Iglesias does not have an employment agreement with the Company but has a change of control agreement.

The employment agreements establish the duties and compensation of Mr. Camner, Mr. Ortiz, Mr. Lopez and Mr. Green, and, together with the change of control agreements, are intended to ensure that the Company and

BankUnited will be able to maintain stable and competent executive management. The continued success of the Company and BankUnited depend to a significant degree on the skills and competence of such executive management.

Mr. Camner’s employment agreements with the Company and BankUnited were amended and restated effective April 1, 2002, pursuant to the restructuring of his compensation. The restated agreement with the Company has a five-year term which is automatically extended by one additional day each day unless either party elects not to extend the agreement. The agreement with BankUnited has a three-year term which may be extended by the Compensation Committee and BankUnited’s Board.

Under Mr. Camner’s employment agreements with the Company and BankUnited, he received no annual salary for the last 6 months of fiscal 2002, received an annual salary of $375,000 for the fiscal years ended 2003, 2004 and 2005 and will receive an annual salary of $475,000 for fiscal 2006. Under the agreements, Mr. Camner may earn additional quarterly cash compensation in fiscal years 2002 through 2006, if pre-established performance goals set by the Compensation Committee for the Company’s performance are met. If the goals are met, the Compensation Committee may award cash compensation ranging from $175,000 to $250,000 for that quarter. In addition, Mr. Camner may receive other cash or stock compensation and perquisites in such amounts, or having such value, as determined by the Compensation Committee of the Board of Directors from time to time. In fiscal 2005, perquisites received by Mr. Camner included reimbursement for the use of a Ford Expedition automobile and country club membership fees. See “Report on Executive Compensation” for additional information on Mr. Camner’s compensation. Mr. Camner is entitled to participate in and receive benefits under any and all employee benefit and compensations plans maintained by and covering similar executives of the Company and BankUnited, including, without limitation, BankUnited’s 401(k) Profit Sharing Plan and BankUnited owned life insurance policies. The agreements also provide that Mr. Camner’s estate or designee shall be the beneficiary of life insurance policies on Mr. Camner’s life in the face amount of at least six million dollars.

During the fourth quarter of fiscal 2003, the employment agreement with Mr. Camner was amended to restrict Mr. Camner’s ability to convert shares of Series B Preferred Stock which he owns into shares of Class B Common Stock. Mr. Camner’s employment agreements with the Company and BankUnited were also amended during the third quarter of fiscal 2005, to modify the provisions which prohibited Mr. Camner from exercising any stock options that will not expire during the period April 1, 2002 through September 30, 2005, to the extent an exercise would result in nondeductible compensation to the Company under Section 162(m) of the Internal Revenue Code. Under the amendment, such exercise is permissible, if approved in advance by the Compensation Committee.

Mr. Camner’s employment agreements provide for termination by the Company or BankUnited at any time for cause, as defined in the agreements. Mr. Camner will be entitled to receive severance benefits upon termination, unless termination occurs because of discharge for cause, death or disability, or, except in certain circumstances specified in the agreement, voluntary resignation. The severance payments and benefits to which Mr. Camner may become entitled include amounts and benefits which are earned and unpaid at the time of termination, and amounts and benefits which would be earned or paid for the remaining five-year term of the agreement, such as: earned and unpaid compensation and accrued benefits; any benefits to which he is entitled as a former employee under the Company’s employee benefit and compensation plans and programs; continuation of life, health, dental and disability insurance benefits for the remaining term of the agreement or until age 65 whichever is later; lump sum payments for five years of salary (cash or stock), bonus and long-term or short-term incentive compensation. Termination amounts and benefits also include release and payment to Mr. Camner of any and all deferred compensation held by the Company and, in the event of a termination occurring in connection with a change in control, an additional cash payment equal to the value of any restricted stock for which a performance-based vesting requirement has not been met. The Company or Mr. Camner may elect to receive upon the surrender of options issued to Mr. Camner a lump sum payment in an amount equal to the excess of the fair market value of the stock subject to the options over the exercise price of the options. The Company may also elect to pay upon surrender of shares of restricted stock, a lump sum payment equal to the fair market value of such shares. All unvested options and restricted stock will be deemed vested for purposes of the severance payment. In addition, severance payments include continued provision to Mr. Camner, at the expense of the Company and BankUnited, of certain facilities and services comparable to that provided to Mr. Camner prior to termination including, the personal use of a late model automobile comparable to that used by Mr. Camner during his employment, the right to purchase, at book value, the membership in two country clubs which the Company has maintained, the transfer of all life insurance policies that the Company maintains on his life and the continued use of secretarial services, continued subscriptions of financial network information and communications devices that he maintained during his employment.

Payments to Mr. Camner under his employment agreement with BankUnited will be guaranteed by the Company in the event that payments or benefits are not paid by BankUnited. To the extent that payments under the Company’s employment agreement and BankUnited’s employment agreement are duplicative, payments due under the Company’s employment agreement would be offset by amounts actually paid by BankUnited. The employment agreements also provide for the Company and BankUnited to indemnify Mr. Camner for reasonable costs incurred by him as a result of his good faith efforts to defend or enforce the agreements provided that he shall have substantially prevailed on the merits.

Cash and benefits paid to Mr. Camner under the employment agreements together with payments under other benefit plans following a “change in control” of the Company or BankUnited may constitute an “excess parachute” payment under Section 280G of the Internal Revenue Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and BankUnited. The Company’s employment agreement includes a provision indemnifying Mr. Camner on an after-tax basis for any “golden parachute” excise taxes. Mr. Camner’s employment agreement with the Company provides for the Company to pay him any severance and related payments, such as the “golden parachute” tax indemnification payments, that may not be paid to him by BankUnited due to applicable regulatory restrictions.

The Company and BankUnited entered into employment agreements with Ramiro Ortiz upon his commencement as President and Chief Operating Officer in August 2002. The agreement with the Company will expire on September 30, 2008, unless sooner terminated, and the agreement with BankUnited has been renewed by the Compensation Committee from year to year in accordance with the agreements.

The agreements originally provided for an aggregate base annual salary of $400,000 subject to annual review and adjustment by the Board. This salary has been reviewed and increased annually, and is $550,000 for fiscal 2006. Mr. Ortiz does not receive additional fees for serving on the Company’s or BankUnited’s Board of Directors. Mr. Ortiz may also receive a merit-based annual bonus.

Pursuant to Mr. Ortiz’s agreement, in October 2002, the Company granted Mr. Ortiz a stock option to purchase 30,000 shares of the Company’s Class A Common Stock. The stock option vests in five equal annual installments from the date of grant. Pursuant to the agreement, Mr. Ortiz also received an initial grant of restricted Class A Common Stock having a value of $400,000 on the date of grant, and is entitled to receive, in each of the five succeeding years, awards having a market value of $187,500 on each date of grant, which may be paid in restricted stock, restricted stock units, deferred stock or deferred stock units. Each of the grants will vest pro-rata over a five-year period from the date of grant and any shares of stock received pursuant to these awards are placed in a rabbi trust as they vest, deferring delivery to Mr. Ortiz until the trust is terminated upon the earlier of January 2, 2007, termination of his employment or a change in control. Mr. Ortiz is also entitled to receive the standard benefits available to executives under the Company’s benefit plans, an automobile allowance, country club initiation fees and dues, and an annuity purchased by the Company when he attained age 55. The Company is also required to maintain a five-year term life insurance policy for $2.5 million, payable to a beneficiary designated by Mr. Ortiz.

Mr. Ortiz’s employment agreements may be terminated at any time with or without cause. If termination occurs due to disability, Mr. Ortiz will receive payments that include any compensation or obligations accrued for periods prior to the date of termination, six months of salary and his vested benefits under the Company’s employee benefit programs. If Mr. Ortiz is terminated as a result of death, his estate or beneficiaries will be entitled to receive any unpaid salary, bonus and benefits accrued and life insurance proceeds. If Mr. Ortiz is terminated following a change in control, he will receive an amount which equals the greater of either two times salary and bonus, or the amount of salary that would be due from the date of the change in control to the end of the remaining contract term. If Mr. Ortiz is terminated without cause, he is entitled to receive any unpaid salary, and benefits and amounts due to him under his employment agreements up to the date of termination, all salary and benefits for the balance of the then effective term of the employment agreements and his vested benefits under the Company’s employee benefit programs. Mr. Ortiz’s employment agreements also contain a “gross-up” provision designed to make Mr. Ortiz whole for any withholding and excise taxes resulting under Section 280G of the Internal Revenue Code other than with respect to stock options and grants or other securities of the Company, which may become payable in connection with termination payments, as well as provisions placing confidentiality and non-compete obligations on Mr. Ortiz.

The Company and BankUnited entered into employment agreements with Mr. Lopez, the Company’s and BankUnited’s Senior Executive Vice President and Chief Financial Officer, in December 2004. The agreement with the Company will expire on December 7, 2007 unless sooner terminated. Mr. Lopez’s agreement with BankUnited will expire on December 7, 2006, unless renewed and extended by the board for an additional year.

Mr. Lopez’s agreement provides for an aggregate base annual salary of $245,000, subject to annual review and adjustment by the Compensation Committee, based upon such review the aggregate base salary will be $251,500 for fiscal 2006. In addition to salary, Mr. Lopez may receive other cash, stock or stock-based compensation from the Company for services rendered at such times and in such amounts as is determined by the Compensation Committee. Mr. Lopez may also receive an annual merit-based bonus and receives the standard benefits available to executives under the Company’s benefit plans.

Mr. Lopez’s employment agreements may be terminated at any time with or without cause. If termination occurs due to disability, Mr. Lopez will receive payments that include any compensation or obligations accrued for periods prior to the date of termination, six months of salary and his vested benefits under the Company’s employee benefit programs. If Mr. Lopez is terminated as a result of death, his estate or beneficiaries will be entitled to receive any unpaid salary, and accrued bonus and benefits accrued and any life insurance proceeds due from group policies. If Mr. Lopez is terminated following a change in control, he will receive an amount equal to two times his salary and bonus. If Mr. Lopez is terminated without cause, he is entitled to receive an amount equal to one year of his salary and bonus and his vested benefits under the Company’s employee benefit programs. Mr. Lopez’s employment agreements also contain a “gross-up” provision designed to make Mr. Lopez whole for any withholding and excise taxes resulting under Section 280G of the Internal Revenue Code, other than with respect to stock options, stock grants or other securities of the Company, which may become payable in connection with termination payments, as well as provisions placing confidentiality and non-compete obligations on Mr. Lopez.

BankUnited entered into an employment agreement with Mr. Green, Executive Vice President, Residential Real Estate, in November 2005. Mr. Green’s agreement will expire on November 2, 2007 unless sooner terminated, but may be renewed for terms of up to two additional years, unless Mr. Green resigns prior to that time or is sooner terminated. Pursuant to the agreement, Mr. Green was granted 10,000 restricted shares of the Company’s Class A Common Stock (the “Restricted Stock”). The Restricted Stock will vest pro-rata over six years from the date of grant.

Mr. Green’s agreement provides for an annual base salary of $175,000, subject to annual review and adjustment by the Compensation Committee, based upon such review the base salary will be $186,000 for fiscal 2006. Mr. Green may receive an annual merit-based bonus and incentive fees based upon total wholesale and retail residential loan production. In addition to salary, bonus and fees, Mr. Green may receive other cash, stock or stock-based compensation for services rendered at such time and such amounts and on such terms and conditions as determined by the Committee. Mr. Green will also receive the standard benefits available to other executives under the Bank’s benefit plans, and annual dues for use of a corporate golf membership.

Mr. Green’s employment agreement may be terminated at any time with or without cause. If termination occurs due to disability, Mr. Green will receive payments that include any compensation or obligations accrued for periods prior to the date of termination, six months of salary, bonus, fees and his vested benefits. If Mr. Green is terminated as a result of death, his estate or beneficiaries will be entitled to receive any compensation or obligations accrued for periods prior to the date of termination, six months of salary, bonus and fees and any life insurance proceeds due from group policies. If Mr. Green is terminated following a change in control, he will receive an amount equal to one year of salary, bonus and fees. If Mr. Green is terminated without cause, he is entitled to receive an amount equal to six months of salary, bonus and fees and his vested benefits under the Company’s employee benefit programs. Mr. Green’s employment agreement also contains provisions for confidentiality and non-compete commitments by Mr. Green.

Mr. Iglesias’ change of control agreement with BankUnited Financial Corporation does not affect BankUnited’s employment rights or obligations prior to a change in control. Mr. Iglesias’ change of control agreement continues in effect until terminated by the parties or until the termination of his employment. Under his change of control agreement, Mr. Iglesias is entitled to severance pay and benefits if BankUnited terminates his employment for a reason other than disability or cause or if the executive officer terminated his employment for good reason during a period following a change in control of the Company or BankUnited. The lump sum severance payment to Mr. Iglesias would consist of one year’s salary and bonus and other accrued compensation and benefits. Any payments made pursuant to the agreements, however, would be subject to the limitations set forth in Section 280G of the Internal Revenue Code of 1986, as amended.

If a change of control payment had been due as of September 30, 2005, the amounts paid Mr. Camner, Mr. Ortiz, Mr. Lopez, Mr. Iglesias and Mr. Green would have been $33,743,800, $2,062,500, $679,984, $426,000 and $500,695, respectively.

Report on Executive Compensation

The following report of the Compensation Committee of the Board of Directors regarding compensation of the Company’s and BankUnited’s executive officers, including the Chief Executive Officer (the “CEO”), for the fiscal year ended September 30, 2005 is made pursuant to the rules of the Commission. The Company and/or BankUnited shall be referred to as the “Company,” for the purposes of this report. This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into and filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

General.

The Compensation Committee determined the compensation of the Company’s executive officers for fiscal 2005.

The fiscal 2005 compensation of the Company’s executive officers consisted of salary, stock options, cash bonuses and restricted stock. The Executive Vice President of Residential Lending also received incentive fees on loan production, consistent with industry practices for compensating such officers. In addition, the executive officers received benefits under the Company’s employee benefit plans and policies including country club memberships, in accordance with their terms. In determining executive officer compensation, the Committee takes into account both quantitative and qualitative factors.

The Compensation Committee determined the fiscal 2005 salaries of executive officers after consideration of recommendations made by the CEO and the President and Chief Operating Officer (the “COO”) for executive officers other than themselves. The salary paid by the Company is intended to set a base level of income which takes into account the executive officer’s experience, responsibilities and qualifications, contributions to the Company’s performance, competitive factors, tenure with the Company and industry and regulatory standards.

Executive officer performance and salaries were reviewed at the beginning of fiscal 2005. The salaries of most executive officers were increased by approximately six to seven percent, and the COO’s salary was increased by approximately eleven percent, following this review. The salary review process included consideration of individual performance, competitive and industry information, the individual’s overall compensation package and regulatory guidelines. The Committee also considered each executive’s responsibilities and the challenges facing each executive, based on the Company’s plans and goals.

In September 2005, stock options were granted under the 2002 Stock Award and Incentive Plan (the “2002 Plan”) to the Company’s employees, including its executive officers. The options were granted with the intent of providing an incentive for future performance, promoting retention of associates and executive officers and more closely aligning the interests of the grantees with those of stockholders. While the Company has customarily granted stock options at or after the end of each fiscal year in consideration of that fiscal year’s performance, these stock options place greater emphasis on future performance. The pricing and vesting terms of these stock options were also set in consideration of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R (“FAS 123R”), which the Company expected to adopt, and adopted, effective October 1, 2005. FAS 123R requires the Company to recognize stock options as compensation expense, based on the fair value on the date of grant, over the applicable vesting period after October 1, 2005. The Company anticipates that by granting options which are immediately exercisable and have an exercise price which is higher than the underlying stock on the date of grant (the “Fair Market Value”), the Company will disclose the options in the footnotes to its fiscal 2005 financial statements as required by the accounting practices effective prior to the implementation of FAS 123R, and will not be required to recognize the stock options as compensation expense in future periods. All of the options are non-qualified stock options and are immediately exercisable. For each of the executive officers other than the CEO and COO, 70% of the stock options were priced at 105% of Fair Market Value; 15% of the options were priced at 110% of Fair Market Value; and 15% of the options were priced at 115% of Fair Market Value. Fifty percent of the stock options granted to the COO were priced at 105% of Fair Market Value; 20% of the options were priced at 110% of Fair Market Value; 15% of the options were priced at 115% of Fair Market Value; and 15% of the options were priced at 120% of Fair Market Value. Except in the case of the death or disability of a grantee or a change in control of the Company, no shares purchased pursuant to the stock options may be sold, transferred, assigned, pledged, encumbered or disposed of (except for transfers to the Company) for a period of four years from the date of grant in the case of executive officers other than the CEO and COO, or for a period of five years from the date of grant in the case of the COO.

In October 2005 the Compensation Committee granted annual bonuses and long-term incentives under the 2002 Plan to the Company’s employees, including its executive officers, in connection with fiscal 2005 service and performance. The maximum bonus award opportunities for executive officers other than the CEO and COO had been set early in fiscal 2005, at approximately sixty percent of base salary. The actual amount of any bonuses to be awarded for fiscal 2005 depended upon the Company’s fiscal 2005 performance and other factors.

With respect to the annual bonuses and long-term incentives, both shared and individual goals were set for Company performance. The performance measures used included, on a shared goal basis, consolidated net income, and, on an individual basis, specific performance measures related to each executive’s particular business unit. The performance measures used for executive officers, depending on the executive officer’s area of responsibility, consisted of targets for non-interest income, expenses, business development, profitability, corporate governance, capital resource management, balance sheet management, regulatory examination ratings, deposits, loan balances, credit quality, expansion of lending, loan production, and loan servicing. After the end of fiscal 2005, bonus and incentive awards were determined based on the results for these performance measures, as well as other quantitative and qualitative factors. This determination did not utilize fixed formulas or scales. The CEO and COO evaluated achievement of the performance goals after the end of fiscal 2005, considered individual performance, overall compensation and competitive factors, and submitted recommendations to the Committee for cash bonus awards and long-term incentives for other executive officers in the form of restricted stock. The Committee then reviewed and discussed these recommendations with the CEO and COO. In making its determinations, the Committee weighed past bonus and long-term incentive award grants, each executive’s total compensation, the performance of the Company and individual executive officers during fiscal 2005, regulatory guidelines and competitive pressures. With respect to the long-term incentives, the Committee also considered the expected expense effect on the Company, the likelihood that the awards would provide meaningful incentives to the executives, competitive pressures and the seasoned tenure of the executive team. The bonuses and restricted stock awards granted to executive officers reflected the Committee’s intent of rewarding the officers for the Company’s fiscal 2005 performance, reinforcing the commitment of executive officers to the Company and responding to increased competitive pressures for talented executive personnel in the Company’s market area.

In October 2005, the Committee also determined the annual cash bonus and restricted stock grant to be awarded to the COO after consideration of performance goals set by the Committee in December 2004. The performance goals specified bonus award amounts corresponding to various levels of Company achievement, and consisted of targets for earnings per share, net income, non-interest bearing deposits, return on equity, income from investment services, core deposits, total deposits, total loan balances, operating expense growth, consumer loan production, retail loan production, wholesale loan production, credit quality, branches to be opened for business, growth in non-interest income and total assets for, or by the end of, the fiscal year. The goals also included targets for performance ratings on examinations by bank regulatory authorities. The COO was eligible to earn up to $450,000 for fiscal 2005, depending upon the level of achievement of the goals. The Committee could also exercise its discretion to grant additional bonuses and awards to the COO. After the end of the fiscal year, the goals were evaluated in comparison to actual results to determine the amount of the bonus which had been earned. In addition to the bonus amount of $78,750 earned pursuant to the performance goals, the Committee exercised its discretion to award the COO a supplemental amount of $171,250 in consideration of the COO’s overall contribution to the Company’s positive performance in fiscal 2005. Twenty percent of the total bonus amount of $250,000 was paid in the form of restricted shares of Class A Common Stock.

The restricted stock granted to executive officers other than the CEO and COO will vest in five pro-rata annual installments commencing on the first anniversary of the date of grant, and the restricted stock granted to the COO will vest in six equal annual installments commencing on the first anniversary of the date of grant. Except in certain circumstances, shares of restricted stock subject to vesting are forfeited as to the portion remaining unvested at the date of termination if the executive’s service with the Company terminates prior to completion of the vesting schedule. The vesting schedules are intended to encourage executive officers to make long-term commitments to the Company. However, shares of restricted stock that have not yet vested or become exercisable may vest and become exercisable before the end of the scheduled vesting term, in the event of the employee’s death, disability, and, in some cases, a change in control of the Company. Restricted stock awards granted to the CEO, COO and CFO will immediately vest if there is a change in control of the Company. Such awards will vest and become exercisable for all other employees in the event that any successor company does not assume the options or the employee is involuntarily terminated within twenty-four (24) months following the effective date of the change in control.

Chief Executive Officer’s Fiscal 2005 Compensation

The CEO’s compensation for fiscal 2005 consisted of base salary, cash bonuses, performance-based and non-performance based restricted stock awards and stock option grants. Cash bonuses to the CEO included an annual bonus and quarterly cash bonuses under the 2002 Plan which could be earned only if performance goals specified for the applicable performance periods were achieved.

The CEO’s salary, and the range of cash compensation which he could earn each quarter as a performance-based bonus, remained unchanged in 2005, at the levels set in his employment agreement with the Company. This structure for salary and quarterly performance-based compensation was implemented pursuant to the restructuring of the CEO’s compensation in March 2002, when he agreed to forego one-half of his previously determined salary in 2002, and $300,000 of such salary in fiscal years 2003 through 2005.

For fiscal 2005, the CEO received a salary of $375,000, and earned performance-based cash bonuses of $250,000 for each quarter. The performance goals set for the quarterly cash bonuses required the Company to achieve performance goals set by the Committee for total assets, total deposits, earnings per share, residential and consumer loan production, net income, total loans and credit quality for each quarter. The amount of each quarterly bonus was determined based on the level of achievement of the goals. If the goals were not met at a sufficiently high level for a quarter, no compensation would be granted for that quarter, but could later be granted if the goals were met before the end of the fiscal year. The Committee evaluated the performance goals after the end of each quarter of fiscal 2005, and determined that the goals were met at a level corresponding to a bonus amount of $250,000 for each quarter.

In October 2004, the Committee granted the CEO two performance-based incentive awards under the 2002 Plan, each for 25,000 restricted shares of Series B Preferred Stock. Each grant of restricted stock was subject to being earned by the achievement of specified performance goals during fiscal 2005. If the performance goals were met, the shares would then be subject to vesting in eight equal annual installments commencing on the first anniversary of the end of the performance period over which the shares were earned. The goals for the first restricted stock grant of 25,000 shares of Series B Preferred Stock consisted of measures for total assets, total deposits, earnings per share, residential and consumer loan production, net income and total loan balances to be achieved for, or by the end of, the six-month performance period ending March 31, 2005. The goals also included measures for non-performing assets as a percent of total assets to be achieved for the same six-month period. The CEO was eligible to earn up to the full number of shares subject to the grant, depending upon the level of achievement. The goal for the second restricted stock grant of 25,000 shares of Series B Preferred Stock consisted of a target for total assets to be reached by September 30, 2005. During fiscal 2005, the CEO earned the total of 50,000 shares of restricted Series B Preferred Stock pursuant to these performance goals. In October 2004, the Committee also granted the CEO, as a part of his fiscal 2005 compensation, a non-qualified stock option under the 2002 Plan to purchase 50,000 shares of Series B Preferred Stock. The option was originally scheduled to vest in five equal annual installments commencing on the first anniversary of the date of grant. This original vesting was accelerated during fiscal 2005 in consideration of the Company’s expected adoption of FAS 123R. Because the vesting of this option was accelerated at a time when its exercise price was higher than the market value of the underlying stock, the acceleration did not result in a charge to earnings for compensation expense, and it was not expected that the Company would be required to recognize compensation expense on the option over the remainder of the original vesting term.

In September 2005, the Committee awarded stock options under the 2002 Plan to the Company’s employees, including the CEO. The CEO was granted a stock option to purchase 85,000 shares of Series B Preferred Stock. The options were granted with the intent of providing an incentive for future performance, promoting the retention of associates and executive officers and more closely aligning the interests of grantees with those of stockholders. While the Company has customarily granted stock options at or after the end of each fiscal year in consideration of that fiscal year’s performance, these stock options place greater emphasis on future performance. The pricing and vesting terms of these options were also set in consideration of FAS 123R, which the Company expected to adopt, and adopted, effective October 1, 2005. FAS 123R requires the Company to recognize stock options as compensation expense, based on the fair value on the date of grant, over the applicable vesting period after October 1, 2005. The Company anticipates that, by granting options which are immediately exercisable and have an exercise price which is higher than the market price, the Company will disclose the options in the footnotes to its fiscal 2005 financial statements, as required by the accounting practices effective prior to the implementation of FAS 123R, and will not be required to recognize the stock options as compensation expense in future periods. All of the options are non-qualified stock options, are immediately exercisable, and have exercise prices that exceeded the Fair Market Value. Fifty percent of the stock options granted to the CEO were priced at 105% of Fair Market Value; 20% of the options were priced at 110% of Fair Market Value; 15% of the options were priced at 115% of Fair Market Value; and 15% of the options were priced at 120% of Fair Market Value. Except in the case of the death or disability of the grantee or a change in control of the Company, no shares purchased pursuant to the options granted to the CEO may be sold, transferred, assigned, pledged, encumbered or disposed of (except for transfers to the Company) for a period of five years from the date of grant.

In October 2005, the Committee determined the annual cash bonus to be awarded to the CEO under the 2002 Plan based on performance goals set by the Committee in December 2004. These goals specified bonus award amounts corresponding to various levels of achievement for the fiscal year. The performance goals consisted of targets for diluted earnings per share, core deposits, total deposits, total assets, consumer and residential loan production, total loan balances, net income, return on equity, credit quality and the number of branches to be opened for business for, or by the end of, the fiscal year. The CEO was eligible to earn up to $1,000,000 for fiscal year 2005, depending upon the level of achievement of the goals. The Committee could also exercise its discretion to grant the CEO additional bonuses and awards. After the end of the fiscal year, the Committee evaluated the goals in comparison to actual results and determined that a bonus in the amount of $800,000 had been earned. Fifty percent of the bonus earned was paid in cash and fifty percent was paid in restricted shares of Series B Preferred Stock. The restricted stock will vest in six equal annual installments commencing on the first anniversary of the date of grant, and have such other terms as described above for restricted stock awards. No discretionary bonuses were granted to the CEO.

In determining the CEO’s compensation for fiscal 2005, the Committee examined information regarding CEO compensation at other institutions, the amount of severance payable to the CEO under his employment agreement with the Company if the conditions triggering such severance payments were to occur, and the performance of the Company and other institutions. The Committee also reviewed information regarding CEO compensation and company performance at other banks and thrifts. Approximately seventy-nine percent of the CEO’s fiscal 2005 cash compensation, as well as the October 2004 restricted stock grants, was structured to be dependent upon the achievement of performance goals set in advance. The Committee also considered the CEO’s role as a founder and CEO of long tenure with the Company, the Company’s performance and growth during such tenure, the commitment of the CEO to the Company’s future performance, and the importance of his leadership to the continued implementation of the Company’s strategic plan and to the Company’s shareholders.

The Internal Revenue Code of 1986, as amended, limits the deductibility for federal income tax purposes of annual compensation paid by a publicly held company to its chief executive officer and its four other highest paid executives for amounts greater than $1 million, unless certain conditions are met. Certain performance-based compensation is not subject to the limitation on deductibility. The limit was not exceeded for any executive officer for fiscal 2005, however, during fiscal 2006 the Committee permitted the CEO to exercise certain stock options which had been granted to him in 1998. It is expected that the CEO’s compensation will exceed the limit in fiscal 2006, as a result of these stock option exercises. The Company had projected that this limit would have been exceeded by a potentially greater amount in 2009, if the stock options had not been exercised this year at times when the Company’s stock price had declined. The Committee and the Board reserve the right to use reasonable independent judgment, on a case by case basis, to make nondeductible awards to reward officers and employees for excellent service or to recruit new employees while taking into consideration the financial effects such action may have on the Company.

COMPENSATION COMMITTEE:
Hardy C. Katz, Chairman
Allen M. Bernkrant
Neil H. Messinger, M.D.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee (for the purposes of this report, the “Committee”) is made pursuant to the rules of the SEC. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The three members of the Committee are named below and are “independent” directors as defined by the rules of the Nasdaq Stock Market. The roles and responsibilities of the Committee are elaborated in a written Committee Charter which is reviewed annually by the Committee. The Committee continues to assess the adequacy of its Charter and may revise it further as necessary and appropriate to reflect corporate governance standards including, but not limited to, those imposed by the Nasdaq Stock Market and SEC rules. As a result of the review of the Charter in fiscal 2005, the Committee approved and adopted an amended and restated Charter on November 8, 2005. A copy of the amended Charter is attached as Exhibit A.

Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s registered certified public accounting firm is responsible for auditing those consolidated financial statements. The Committee provides oversight of these financial reporting processes at the Board of Directors level, based on the information that it receives. The Committee’s responsibility is to monitor and review these processes, but that responsibility does not include conducting audits or accounting reviews or procedures. In this context, the Committee has met with management, with and without the registered certified public accounting firm present, to discuss the Company’s financial statements. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated statements with management and the Company’s registered certified public accounting firm. The Committee discussed with the independent registered certified public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

The Committee discussed with the Company’s internal auditors and registered certified public accounting firm the overall scope and plans for their respective audits. The Committee met with the internal auditors and the registered certified public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Committee has received the written disclosures and the letter from the Company’s registered certified public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees), as is currently in effect, and has discussed the registered certified public accounting firm’s independence with the registered certified public accounting firm.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended September 30, 2005 be included in the Company’s Annual Report on Form 10-K for the last fiscal year, for filing with the SEC.

AUDIT COMMITTEE

Allen M. Bernkrant, Chairman

Hardy C. Katz

Sharon A. Brown

AUDIT FEES

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended September 30, 2005 and September 30, 2004, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2005	2004
Audit fees (1)(2)	$1,148,695	$542,570
Audit-Related fees (3)(2)	$99,970	$68,900
Tax fees (4)	$49,000	$59,250
All other fees	—	—

(1)	Audit fees related to the audit of the Company’s annual financial statements for the fiscal years ended September 30, 2005 and 2004, and for the reviews of the financial statements in the Company’s Quarterly Reports on Form 10-Q for those fiscal years as well as consents and comfort letter procedures, registration statements, including in 2005, audit fees related to the Company’s sale of loans for securitization.
(2)	Audit fees include $647,000 for Sarbanes Oxley Section 404 procedures in fiscal year 2005 and Audit-Related fees include $9,270 and $15,940 for Sarbanes Oxley consultations in fiscal years 2005 and 2004, respectively.
(3)	Audit-Related fees related to accounting and auditing services in connection with the audit of the Company’s 401(k) Profit Sharing Plan and other attestation services.
(4)	Tax fees related to federal and state tax related services.

The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

On May 28, 2003, the Audit Committee adopted a written policy setting forth specific policies and procedures for pre-approving all audit and non-audit work performed by PricewaterhouseCoopers LLP (the “Audit Committee Pre-Approval Policy”). Specifically, the Audit Committee Pre-Approval Policy permits the use of PricewaterhouseCoopers LLP in connection with a variety of audit, audit-related, tax and other non-audit services as pre-approved by the Audit Committee. In each case, Company management is required to report specific engagements under the policy to the Audit Committee on a timely basis, and the Audit Committee has required PricewaterhouseCoopers LLP to obtain its specific pre-approval when the aggregate amount of all proposed pre-approved services provided to the Company exceeds $15,000. SEC rule 2-01(c)(7)(i)(C) permits waiver under specific circumstances of the pre-approval requirements for services other than audit, review or attest services that the Company’s independent registered certified public accounting firm may provide. The Audit Committee did not approve, during fiscal 2005, any services pursuant to that rule.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As described above under “Election of Directors—Meetings and Committees of the Board of Directors,” the members of the Compensation Committee during fiscal 2005 were Hardy C. Katz, Allen M. Bernkrant and Dr. Neil H. Messinger. None of these directors is or has been an officer or employee of the Company or any of its subsidiaries. Radiology Associates of South Florida, P.A., of which Dr. Neil Messinger is a director, has established two lines of credit with BankUnited in the ordinary course of business. These credits are subject to the restrictions described below in the section entitled “Certain Relationships and Related Transactions.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time, BankUnited, as an insured depository institution as defined under Section 3 of the Federal Deposit Insurance Act, makes loans in the ordinary course of its business as a financial institution to directors, officers and employees of the Company and BankUnited, as well as to members of their immediate families and affiliates, to the extent consistent with applicable laws and regulations. All of such loans are and have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, do not involve more than the normal risk of collectibility or present other unfavorable features, and are subject to restrictions on lending to insiders under Section 22(h) of the Federal Reserve Act. As part of BankUnited’s employee benefits program, discounted rates and fees are available to all eligible employees, including executive officers, on selected residential mortgage loans on primary residences that are owner-occupied by the employee and certain consumer credit products, in accordance with the provisions of the BankUnited Employee Loan Policy. Eligible associates are those employees, including executive officers, who have completed 90 days of service with BankUnited, and met certain other conditions.

During the 2005 fiscal year, the Company and BankUnited retained the law firm of Camner, Lipsitz and Poller, Professional Association, as general counsel. Alfred R. Camner, Chief Executive Officer and Chairman of the Board of the Company and BankUnited, is the Senior Managing Director of Camner, Lipsitz and Poller, P.A. During the 2005 fiscal year, the Company paid Camner, Lipsitz and Poller approximately $3.5 million in legal fees allocable to loan closings, foreclosures, litigation, corporate and other matters. Errin E. Camner, Managing Director of Camner, Lipsitz and Poller, P.A. is the daughter of Alfred R. Camner.

During the 2005 fiscal year, Head-Beckham AmerInsurance Agency, Inc. (“Head-Beckham”) received approximately $300 thousand in commissions on premiums paid for the Company’s and BankUnited’s directors’ and officers’ liability, professionally liability, banker’s blanket bond, commercial multi-peril, E-commerce and workers’ compensation insurance policies. For fiscal 2005 this includes $150 thousand of premiums for health and dental insurance. In previous years health and dental coverage was obtained through American Central Insurance Agency. Marc Jacobson, a director of the Company and BankUnited, is a senior vice president and member of the Board of Directors of Head-Beckham. The Company believes that the commissions and premiums paid on policies obtained through Head-Beckham are comparable to those that would be paid for policies obtained through unaffiliated agencies.

Lauren Camner, a director of the Company and BankUnited, is employed by the Company and BankUnited as its Senior Vice President, Investor Relations and Alternative Delivery Channels and received compensation of approximately $144 thousand during fiscal 2005. That amount includes 1,700 shares of restricted Class A Common stock which vest over a period of three years, valued at approximately $39,270 based upon a closing price of $23.10 on the grant date. Ms. Camner is the daughter of the Company’s Chairman and Chief Executive Officer, Alfred R. Camner.

STOCK PRICE PERFORMANCE GRAPH

The following graph presents a comparison of the cumulative total stockholder return on the Company’s Class A Common Stock with that of the (i) Nasdaq Stock Market Index, (ii) Nasdaq Financial 100 Index and (iii) Dow Jones US Savings and Loan Association Index over the five year period ending on September 30, 2005. For purposes of this Proxy Statement, and until otherwise noted in the Company’s subsequent Proxy Statements, the company is using the Nasdaq Financial 100 Index as its comparative index. The reason for this change is the Dow Jones US Savings and Loan Association Index is no longer published.

This graph assumes that $100 was invested on September 30, 2000 in the Company’s Class A Common Stock and in the other indices, and that all dividends were reinvested. The stock price performance shown below is historical and not necessarily indicative of future price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG BANKUNITED FINANCIAL CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX,

THE NASDAQ FINANCIAL 100 INDEX AND THE DOW JONES US SAVINGS & LOAN

ASSOCIATIONS INDEX

*	$100 invested on 9/30/00 in stock or index- including reinvestment of dividends. Fiscal year ending September 30.

	Cumulative Total Return
	9/00	9/01	9/02	9/03	9/04	9/05
BANKUNITED FINANCIAL CORPORATION	100.00	198.92	216.27	287.46	395.25	310.29
NASDAQ STOCK MARKET (U.S.)	100.00	41.00	33.00	50.54	53.30	59.63
NASDAQ FINANCIAL 100	100.00	100.92	102.23	132.71	150.80	192.19
DOW JONES US SAVINGS & LOAN ASSOCIATIONS	100.00	137.45	133.65	175.25	202.48	N/Av

This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 1, 2005 (except where a different date is indicated) concerning (i) each director of the Company; (ii) each of the named executive officers; (iii) all directors and executive officers of the Company and BankUnited as a group; and (iv) each other person known to management of the Company to be the beneficial owner, as such term is defined in Rule 13d-3 under the Exchange Act, of more than 5% of the outstanding shares of any class of the Company’s voting securities, according to filings by such persons with the SEC or other information provided to the Company by such persons. The table includes only those options which may be exercised within 60 days of December 1, 2005. The address of each director and named executive officer listed in the table is 255 Alhambra Circle, Coral Gables, Florida 33134.

Name and Address	Amount and Nature of Beneficial Ownership Of Series B Preferred Stock (1)		Percent of Series B Preferred Stock Outstanding	Amount And Nature of Beneficial Ownership of Class B Common Stock(1)		Percent of Class B Common Stock Outstanding	Amount And Nature of Beneficial Ownership of Class A Common Stock(1)		Percent of Class A Common Stock Outstanding
Directors and Named Executive Officers:
Tod Aronovitz	—		—	—		—	9,123	(2)	*
Allen M. Bernkrant	23,560		2.4%	37,860		5.8%	149,917	(2)(3)	*
Lawrence H. Blum	23,560		2.4%	65,856		10.2. %	399,184	(2)(3)(7)	1.3%
Sharon A. Brown	—			—			16,950	(2)	*
Alfred R. Camner	1,526,457	(4)(5)(7)(8)	93.2%	3,071,097	(4)(5)(6)(7)(8)	96.1%	3,336,627	(2)(4)(5)(6)(7)(8)	9.9%
Lauren Camner	1,244		*	1,860		*	39,088	(2)(7)	*
Robert Green	—		—	—		—	48,699	(2)(7)	*
Abel Iglesias	—		—	—		—	40,600	(2)(7)	*
Marc D. Jacobson	10,000		1.0%	44,040		7.0%	186,932	(2)(3)	*
Hardy C. Katz	—		—	—		—	32,000	(2)(3)	*
Humberto L. Lopez	—		—	—		—	158,083	(2)(7)	*
Neil H. Messinger	—		—	—		—	64,475	(2)(3)	*
Ramiro A. Ortiz	—		—	—		—	244,820	(2)(7)(9)	*
Albert E. Smith	—		—	—		—	9,000	(2)	*
All Current Directors and Executive Officers of the Company and BankUnited as a group (23 persons)	1,584,821	(4)(5)	96.8%	3,220,714	(4)(5)(6)(7)	98.1%	5,009,112	(2)(3)	14.4%
Other 5% Owners:
Earline G. Ford 255 Alhambra Circle Coral Gables, Florida 33134	—		—	194,000	(10)	24.05%	261,388	(10)	*
Charles B Stuzin 220 Alhambra Circle Coral Gables, Florida 33134	23,560	(3)	2.39	35,243	(3)	5.4%	114,616		*
Westport Asset Management, Inc.
Westport Advisers, LLC 235 Riverside Avenue Westport, CT 06880	—		—	—		—	2,967,884	(11)	9.8%
EARNEST Partners, LLC 75 Fourteenth Street Atlanta, Georgia 30309	—		—	—		—	2,556,000	(12)	8.4%

*	Less than 1%
(1)

The nature of the reported beneficial ownership is unshared voting and investment power unless otherwise indicated in the footnotes to this table. Beneficial ownership reported for each class shown includes shares issuable upon conversion of shares of other classes of stock, shares which may be acquired upon the exercise of options exercisable within 60 days, and shares owned jointly or indirectly with or through a family member, trust, corporation, partnership or other legal organization. Each share of Series B Preferred Stock is convertible into 1.4959 shares of Class B Common Stock, and each share of Class B Common is Stock convertible into one share of Class A Common Stock. Beneficial ownership is not indicative of voting power. Each share of Series B Preferred Stock has two and one-half votes, each share of Class B Common Stock has one vote and each share of Class A Common Stock has one-tenth vote.

(2)	Includes shares of Class A Common Stock which may be acquired by the following persons, in the amounts indicated, through the exercise of options exercisable within 60 days: Tod Aronovitz, 5,500; Allen Bernkrant, 72,749; Lawrence Blum, 188,348; Sharon A. Brown, 15,450; Alfred Camner, 241,730; Lauren Camner, 26,516; Robert Green, 25,499; Abel Iglesias, 23,600; Marc Jacobson, 53,083; Hardy Katz, 27,450; Humberto Lopez, 123,833; Neil Messinger, 53,357; Ramiro Ortiz, 139,499; Albert E. Smith, 9,000; and current directors and executive officers as a group, 1,183,350.
(3)	Includes, for each of the following persons, shares that are jointly or indirectly owned with others in approximately the amounts indicated: Allen Bernkrant, 33,159; Lawrence Blum, 85,301; Marc Jacobson, 12,582; Hardy Katz, 4,550; and Neil Messinger, 3,286. Additionally, Charles Stuzin jointly or indirectly owned with others in approximately the amounts indicated 7,000 Series B Preferred Stock and 32,119 Class A Common.
(4)	Includes 652,933 shares of Series B Preferred Stock (convertible into 976,772 shares of Class B Common Stock, that are convertible into the same number of shares of Class A Common Stock) which may be acquired by Alfred Camner through the exercise of options exercisable within 60 days.
(5)	Series B Preferred Stock includes 8,971 shares (convertible into 13,419 shares of Class B Common Stock that are convertible into the same number of shares of Class A Common Stock) of which the stockholder has indirect beneficial ownership and 26,720 shares (convertible into 39,970 shares of Class B Common Stock that are convertible into the same number of shares of Class A Common Stock) that are held in an irrevocable grantor’s trust established by the Company of which Mr. Camner is the sole beneficiary; and Class B Common Stock includes 155,082 shares (convertible into 155,082 shares of Class A Common Stock) of which the stockholder has indirect beneficial ownership and 126,919 shares (convertible into 126,919 shares of Class A Common Stock) that are held in the irrevocable grantor’s trust referenced above. Class B Common Stock does not include 194,000 shares subject to options held by Mrs. Earline Ford, which Mr. Camner has a right of first refusal to purchase if Mrs. Earline Ford decides to exercise the options and sell the underlying shares.
(6)	Includes 299,000 shares of Class B Common Stock (convertible into 299,000 shares of Class A Common Stock) which may be acquired through the exercise of options exercisable within 60 days.
(7)	Includes, for each of the following persons, restricted stock grants of Class A Common Stock, in the amounts indicated, which were made in the 2006 fiscal year for fiscal 2005 performance: Alfred R. Camner 11,574, Humberto Lopez, 6,000; Ramiro Ortiz, 2,165, Abel Iglesias, 7,000; Lauren Camner, 1,700; Lawrence Blum, 4,000; and Robert Green, 7,000. Except for those granted to Alfred Camner, Ramiro Ortiz and Lauren Camner, the shares vest and become unrestricted over a period of five years from the date of grant, commencing on the first anniversary of the date of grant. Mr. Camner and Mr. Ortiz shares vest and become unrestricted over a period of six years from the date of grant, commencing on the first anniversary of the date of grant. Ms. Camner’s grant was bifurcated with 1,000 shares vesting over five years and 700 shares vesting over three years. See footnote A of the Compensation Table regarding early vesting conditions for all of these grants. Included in this amount for Mr. Camner is an award of 74,000 shares of long-term performance-based restricted Series B Preferred Stock granted in fiscal 2006, which subject to the early besting conditions described in footnote E to the Summary Compensation table, must be earned by the achievement of performance goals six years thereafter. Dividends will not be paid or accrued on such shares unless and until the performance goals are met. Also includes for Mr. Ortiz 26,000 shares of long-term performance-based restricted Series B Preferred Stock granted in fiscal 2006, which subject to the early besting conditions described in footnote E to the Summary Compensation table, must be earned by the achievement of performance goals six years thereafter. Dividends will not be paid or accrued on such shares unless and until the performance goals are met.
(8)	Alfred Camner holds options to purchase an additional 21,140 shares of Class A Common Stock and 167,812 shares of Series B Preferred Stock (convertible into 251,030 shares of Class B Common Stock and a like amount of Class A Common Stock), which options are not exercisable within 60 days.
(9)	This amount includes 10,729 shares of Class A Common Stock that are held in an irrevocable grantor’s trust established by the Company of which Mr. Ortiz is the sole beneficiary.
(10)	Includes options to purchase 194,000 shares of Class B Common Stock (convertible into 194,000 shares of Class A Common Stock), 36,228 shares of Class A Common Stock and options to purchase 24,879 shares of Class A Common Stock. Earline Ford has granted Alfred Camner a proxy to vote any and all shares of Class B Common Stock which she may own in the future and a right of first refusal to purchase shares of Class B Common Stock acquired upon the exercise of options, if she desires to sell the shares.
(11)	According to a letter dated December 6, 2005, Westport Asset Management, Inc., reported that it is a registered investment advisor managing assets for various pension funds, foundations and endowments. According to the letter Westport Advisors LLC, is also an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and serves as an investment manager of two publicly traded mutual funds. Westport Asset Management, Inc. and Westport Advisors LLC are collectively referred to in this footnote as “Westport.” The letter states that as of December 1, 2005, Westport’s combined holdings of BankUnited Financial Corporation with sole voting power were 1,088,700; shared voting power 1,639,184, sole dispositive power of 1,088,700, and shared dispositive power 1,879,184, for an aggregate total of 2,967,884 shares.
(12)	According to the Schedule 13F filed by EARNEST Partners, LLC on September 30, 2005. EARNEST Partners, LLC reported that it had holdings of 2,556,000 shares of BankUnited Financial Corporation.

MISCELLANEOUS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and 10% stockholders are required by regulation to furnish the Company with copies of all such Section 16(a) filings made. The Company believes that, during the fiscal year ended September 30, 2005, its executive officers, directors and holders of more than 10% of the Company’s Class A Common Stock timely filed their reports with the SEC.

Independent Registered Certified Public Accounting Firm

The Audit Committee selected and hired the accounting firm of PricewaterhouseCoopers LLP to audit the Company’s financial statements for the 2006 fiscal year. PricewaterhouseCoopers LLP audited the Company’s financial statements for the 2005 fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

Stockholder Proposals

Proposals of stockholders intended to be presented at the Company’s next annual stockholders meeting must be in writing and be received by the Secretary of the Company at its executive offices, 255 Alhambra Circle, Coral Gables, Florida 33134, no later than August 29, 2006 for inclusion in the Company’s proxy statement relating to such meeting, subject to applicable rules and regulations.

For any proposal that is not intended for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit the proxy holders to vote proxies in their discretion if the Company does not receive notice of the proposal prior to the close of business on November 10, 2006. Notices of intention to present proposals at the next annual meeting should be addressed to the Company’s Secretary, 255 Alhambra Circle, Coral Gables, Florida 33134.

By Order of the Board of Directors

ALFRED R. CAMNER

Chairman of the Board and

Chief Executive Officer

December 27, 2005

Exhibit A

BANKUNITED FINANCIAL CORPORATION

AUDIT COMMITTEE CHARTER

The Board of Directors (the “Board”) of BankUnited Financial Corporation (the “Corporation”) has determined that the Audit Committee of the Board shall assist the Board in fulfilling certain of the Board’s oversight responsibilities. The Board hereby adopts this charter to establish the governing principles of the Audit Committee.

I.    Purpose of the Audit Committee

The purpose of the Audit Committee is to:

A.    Assist the Board in its oversight of: (i) the integrity of the Corporation’s financial statements, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the performance of the Corporation’s internal audit function and independent auditors, and (iv) the independent auditor’s qualifications and independence; and

B.    Prepare the report required to be prepared by the Audit Committee pursuant to the rules of the Securities and Exchange Commission (“SEC”) for inclusion in the Corporation’s annual proxy statement.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate or are in accordance with generally accepted accounting principles. The responsibility to plan and conduct external audits is that of the Corporation’s independent auditors. The Corporation’s management has the responsibility to determine that the Corporation’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Nor is it the duty of the Audit Committee to assure the Corporation’s compliance with laws and regulations or compliance with the Corporation’s code of ethical conduct. The primary responsibility for these matters also rests with the Corporation’s management.

II.    Composition of the Audit Committee

A.    The independent directors of the Board, or a committee of the Board comprised solely of independent directors shall designate the members of the Audit Committee at the Board’s annual organizational meeting or thereafter and the members shall serve until the next such organizational meeting or until their successors are designated by the Board.

B.    The Audit Committee shall consist of at least three members who are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as committee members. The members of the Audit Committee shall meet the requirements of the applicable rules of the principal market or transaction reporting system on which the Corporation’s securities are traded or quoted (i.e., The Nasdaq Stock Market, New York Stock Exchange or American Stock Exchange) and, as applicable, under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). Committee members shall be financially literate and have a basic understanding of finance and accounting and shall be able to read and understand financial statements. At least one member of the Committee shall have the requisite accounting or related financial management experience to be deemed an “audit committee financial expert” as defined by the SEC.

C.    No Audit Committee member may serve on the Audit Committee if such director serves on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to serve the Audit Committee effectively, and discloses this determination in the Corporation’s annual proxy statement. No member of the Audit Committee may receive any compensation from the Corporation other than: (i) director’s fees, which may be received in cash, stock options or other in-kind compensation ordinarily available to directors, (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive.

D.    Members shall be appointed, and may be replaced, by the independent directors of the Board or a committee of the Board comprised solely of independent members of the Board, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

III.    Meetings of the Audit Committee

The Audit Committee shall meet at least four times annually, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Audit Committee or its Chair.

The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee and shall meet at least annually with the independent auditors without management present.

IV.    Audit Committee Authority and Responsibility

The Audit Committee shall have the sole authority and responsibility to select, evaluate, oversee, hire, appoint and replace the independent auditors, and shall approve in advance all audit engagement fees and terms and all non-audit engagements with the independent auditors to the effect that, by such procedures as the Committee deems reasonable and appropriate to effect such approvals. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that such approvals are presented to the Audit Committee at its next scheduled meeting. The Audit Committee shall consult with management, but shall not delegate these responsibilities.

The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain and approve the fees and other retention terms of special or independent counsel, accountants or other experts or advisors, as it deems appropriate, without seeking approval of the Board or management. The Corporation shall provide funding, as determined by the Audit Committee, for payment of fees to the independent auditors and to any counsel or other advisors employed by the Audit Committee.

The Audit Committee shall be directly responsible for auditor fees, engagement terms and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall also have the authority and be responsible for oversight of:

A.    The Corporation’s Risks and Control Environment:

■    To discuss with the Corporation’s management, independent auditors and internal audit department the integrity of the Corporation’s financial reporting processes and controls, particularly the controls in areas representing significant financial and business risks;

■    To review and update periodically a code of ethical conduct and review the Corporation’s procedures to enforce compliance with the code;

■    To review and approve the Corporation’s Anti-Fraud Framework; and

■    To investigate any matter brought to its attention within the scope of its duties.

B.    The Corporation’s Independent Auditors:

■    To evaluate annually the effectiveness and objectivity of the Corporation’s independent auditors and engage or replace the independent auditors;

■    To ensure that the Audit Committee receives annually from the Corporation’s independent auditors the information about all of the relationships between the independent auditors and the Corporation that the independent auditors are required to provide to the Audit Committee, to actively engage in a dialogue with the independent auditors about any relationships between the independent auditors and the Corporation or any services that the independent auditors provide or propose to provide that may impact upon the objectivity and independence of the independent auditors and to take, or recommend that the Board take, any appropriate action to oversee the independence of the independent auditors;

■    To have a relationship with the independent auditors because of the ultimate responsibility of the independent auditors to the Board and the Audit Committee, as representatives of the shareholders;

■    To approve the fees paid to the independent auditors;

■    To review and evaluate the lead partner of the independent auditor team;

■    To obtain and review an annual report from the independent auditor regarding: (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or Public Company Accounting Oversight Board (PCAOB) Inspection of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five (5) years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Corporation;

■    To ensure the rotation of the audit partners as required by law;

■    To recommend to the Board policies for the Corporation’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Corporation;

■    To meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit; and

■    To review, as required by Section 404 of Sarbanes-Oxley, the independent auditor’s attestation on management’s assertions.

C.    The Corporation’s Financial Reporting Process:

■    To oversee the Corporation’s selection of and major changes to material accounting policies;

■    To meet with the Corporation’s independent auditors and financial management both to discuss the proposed scope of the audit and to discuss the conclusions of the audit, including any items that the independent auditors are required by generally accepted auditing standards to discuss with the Audit Committee, such as, any significant changes to and quality of the Corporation’s accounting policies, the integrity of the Corporation’s financial reporting process, any major issues as to the adequacy of the Corporation’s internal controls, any special steps adopted in light of material control deficiencies and any proposed changes or improvements in financial, accounting or auditing practices;

■    To review with the Corporation’s financial management and independent auditors, as appropriate, the Corporation’s audited financial statements and the Corporation’s interim financial statements, before they are made public;

■    To discuss with management the Corporation’s earnings press releases, including the use of “pro-forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made);

■    To discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements;

■    To review disclosures made to the Audit Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls;

■    To issue for public disclosure by the Corporation the report required by the rules of the Securities and Exchange Commission; and

■    Review with the Corporation’s independent public auditing firm, internal auditor and management, matters relating to Sarbanes-Oxley 404, the adequacy and effectiveness of the Corporation internal controls and disclosure controls.

D.    The Corporation’s Internal Audit Process:

■    To review, assess and approve the charter for the internal audit department;

■    To review and approve the annual internal audit plan of, and any special projects to be undertaken by, the internal audit department;

■    To discuss with the internal audit department any changes to, and the implementation of, the internal audit plan and any special projects and discuss with the internal audit department the results of the internal audits and any special products; and

■    To oversee the activities, organization structure and qualifications of the internal audit department.

E.    Compliance Oversight:

■    To obtain from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934 (relating to required responses to audit discoveries of illegal acts, required remediation and circumstances requiring notification to the Commission), has not been implicated;

■    Approval of all affiliated or related party transactions entered into between the Corporation or any of its subsidiaries and any of the Corporation’s directors or executive officers by such procedures as the Audit Committee deems reasonable and appropriate for accomplishing such approvals;

■    Review reports and disclosures of insider and affiliated party transactions;

■    To establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

■    To discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Corporation’s financial statements or accounting policies; and

■    To discuss with the Corporation’s general counsel legal matters that may have a material impact on the financial statements or the Corporation’s compliance policies.

F.    Other Matters:

■    To review and update, at least annually, this charter of the Audit Committee;

■    The Audit Committee shall have the right to review reports and any financial information submitted by the Corporation to a government body or the public;

■    To review, at least annually, a list prepared by management of amounts paid by the Corporation or any of its subsidiaries to any family member of the Corporation’s directors and executive officers, which list shall include a description of the family member’s relationship with the Corporation;

■    To review with the Corporation’s legal counsel any pending lawsuits against the Corporation or any of its subsidiaries;

■    To review, at least annually, the Corporation’s charitable giving and donations to political candidates or causes;

■    To report to the Board the matters discussed at each meeting of the Audit Committee; and

■    To keep an open line of communication with the financial and senior management, the internal audit department, the independent auditors and the Board.

BANKUNITED FINANCIAL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ALFRED R. CAMNER and LAWRENCE H. BLUM, or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of BankUnited Financial Corporation (the “Company”) to be held on January 27, 2006 at 11:00 a.m., local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Class A Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

(To be signed on Reverse Side)	SEE REVERSE SIDE

☐ Please mark your votes as in this example.

Proposal One—Election of Directors.

Nominee:	Class I	For	Withheld

	Tod Aronovitz	☐	☐
	Marc D. Jacobson	☐	☐
	Hardy C. Katz	☐	☐
	Ramiro A. Ortiz	☐	☐

Proposal One will be voted on with the Class B Common Stock and the Noncumulative Convertible Preferred Stock, Series B.

Please mark, sign, date and return this Proxy card promptly, using the enclosed envelope.

This Proxy is revocable and when properly executed will be voted in the manner directed by the undersigned stockholder, UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS.

Signature	Date	Signature	Date
Signature if held jointly

Note: Please sign exactly as your name(s) appears hereon. When signing in a representative capacity, please give title.

BANKUNITED FINANCIAL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ALFRED R. CAMNER and LAWRENCE H. BLUM, or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of BankUnited Financial Corporation (the “Company”) to be held on January 27, 2006 at 11:00 a.m., local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Class B Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

(To be signed on Reverse Side)	SEE REVERSE SIDE

☐ Please	mark your votes as in this example.

Proposal One—Election of Directors.

Nominee:	Class I	For	Withheld

	Tod Aronovitz	☐	☐
	Marc D. Jacobson	☐	☐
	Hardy C. Katz	☐	☐
	Ramiro A. Ortiz	☐	☐

Proposal One will be voted on with the Class A Common Stock and the Noncumulative Convertible Preferred Stock, Series B.

Please mark, sign, date and return this Proxy card promptly, using the enclosed envelope.

This Proxy is revocable and when properly executed will be voted in the manner directed by the undersigned stockholder, UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS.

Signature	Date	Signature	Date
Signature if held jointly

Note: Please sign exactly as your name(s) appears hereon. When signing in a representative capacity, please give title.

BANKUNITED FINANCIAL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ALFRED R. CAMNER and LAWRENCE H. BLUM, or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of BankUnited Financial Corporation (the “Company”) to be held on January 27, 2006 at 11:00 a.m., local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Noncumulative Convertible Preferred Stock, Series B of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

(To be signed on Reverse Side)	SEE REVERSE SIDE

☐ Please mark your votes as in this example.

Proposal One—Election of Directors.

Nominee:	Class I	For	Withheld

	Tod Aronovitz	☐	☐
	Marc D. Jacobson	☐	☐
	Hardy C. Katz	☐	☐
	Ramiro A. Ortiz	☐	☐

Proposal One will be voted on with the Class A Common Stock and the Class B Common Stock.

Please mark, sign, date and return this Proxy card promptly, using the enclosed envelope.

This Proxy is revocable and when properly executed will be voted in the manner directed by the undersigned stockholder, UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS.

Signature	Date	Signature	Date

Signature if held jointly Note: Please sign exactly as your name(s) appears hereon. When signing in a representative capacity, please give title.